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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 1999-3

Section 7.3 Indenture                        Distribution Date:        7/17/00

(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                    0.00
             Class B Principal Payment                                    0.00
             Class C Principal Payment                                    0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                    0.00
             Class B Principal Payment                                    0.00
             Class C Principal Payment                                    0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                    4,717,500.00
             Class B Note Interest Requirement                      279,708.54
             Class C Note Interest Requirement                      456,852.02
                       Total                                      5,454,060.56

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                         5.55000
             Class B Note Interest Requirement                         5.79167
             Class C Note Interest Requirement                         6.75667

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                        850,000,000
             Class B Note Principal Balance                         48,295,000
             Class C Note Principal Balance                         67,615,000

(iv)    Amount on deposit in Owner Trust Spread Account          14,488,650.00

(v)     Required Owner Trust Spread Account Amount               14,488,650.00


                                          By:

                                          Name:             Patricia M. Garvey
                                          Title:            Vice President